Exhibit 10.10
NONCOMPETITION AGREEMENT
     This Amended and Restated Noncompetition Agreement, dated as of February 1, 2001 (“Agreement”), is made by and among TC Group, L.L.C., a Delaware limited liability company (“US Management Fee Entity”), TC Group Investment Holdings, L.P., a Delaware limited partnership (“US Carried Interest Entity”), TC Group Cayman, L.P., a Cayman Island exempted limited partnership (“International Management Fee Entity”) and TC Group Cayman Investment Holdings, L.P., a Cayman Island exempted limited partnership (“International Carried Interest Entity” and, together with US Carried Interest Entity, US Management Fee Entity and International Management Fee Entity, the “Carlyle Parent Entities”) and William E. Conway, Jr. (the “Partner”).
     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Carlyle Parent Entities and Partner (collectively, the “Parties”) hereby agree as follows:
     1. Non-Compete. The Partner agrees that so long as he is a Controlling Partner, and for the period of three years thereafter, he will not engage in any business or activity which is competitive with the “Carlyle Business” as limited by the final sentence of the definition thereof. For purposes of this Section 1, the Partner shall be deemed “engaged” in a proscribed activity in the event he engages in the activity directly or indirectly, whether through or by an entity in which the person is a director (or the equivalent), executive officer, or equity holder, or otherwise. The Partner shall not be deemed engaged in the proscribed activity if the entity engaged in the activity is a publicly traded entity and the Partner’s only relationship with that entity is an equity stake of five percent (5%) or less. Notwithstanding anything to the contrary herein, the Partner may engage in (i) personal investment activities that do not compete with the activities of any Managed Fund and for which the Partner receives no compensation in the form of Fees or Carry, and (ii) charitable, community, literary and artistic activities, without restriction under this Agreement.
     2. Nonsolicitation of Employees. The Partner agrees that, so long as he is a Controlling Partner, and for the period of three years thereafter, Partner shall not solicit any of the employees of any of the Carlyle Companies or any Carlyle Partner to leave the Carlyle Companies or otherwise terminate or cease or materially modify their relationship with the Carlyle Companies, or otherwise employ or engage such persons.
     3. Nonsolicitation of Clients. The Partner agrees that, so long as he is a Controlling Partner, and for the period of three years thereafter, he will not solicit any investors in any Managed Funds to invest in any funds or activities that are competitive with the business of the “Carlyle Business” as limited by the final sentence of the definition thereof.

     4. Non-Disclosure.
     (a) As used in this Agreement, “Proprietary Information” means all proprietary information of a business or technical nature that relates to any of the Carlyle Parent Entities, Subsidiaries and Portfolio Companies and any other information that employees or partners of the Carlyle Parent Entities are required to keep confidential. Notwithstanding the preceding sentence, the term “Proprietary Information” does not include information that is or becomes publicly available through no fault of Partner.
     (b) The Partner acknowledges that the Proprietary Information constitutes a protectible business interest of the Carlyle Parent Entities, and covenants and agrees that, so long as he is a Controlling Partner, and for three years thereafter, the Partner will not disclose any of the Proprietary Information, except (i) as required in the conduct of his duties on behalf of the Carlyle Companies or as otherwise permitted by the Carlyle Parent Entities, or (ii) as required by virtue of a subpoena or order of a court or governmental agency or as otherwise required by law, or (iii) to a court, mediator or arbitrator in connection with any dispute between the Partner and any of the Carlyle Companies or Partner Holding Companies.
     5. Investment Activities. The Partner agrees that, so long as he is a Controlling Partner, he will not pursue or otherwise seek to develop any investment opportunities under active consideration by any of the Carlyle Companies, and, for the period of three years after he has ceased to be a Controlling Partner, he will not pursue or otherwise seek to develop any investment opportunities under active consideration by any of the Carlyle Companies at the time he ceased to be a Controlling Partner.
     6. Breach of Covenants. The Partner acknowledges and agrees that (i) the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Carlyle Parent Entities, and (ii) any violation of the Partner’s covenants will result in irreparable injury to the Carlyle Parent Entities, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Carlyle Parent Entities for such a violation. Accordingly, if he violates the covenants contained herein, in addition to all remedies available under law or in equity, the Partner agrees and specifically consents that the Carlyle Parent Entities shall be entitled to specific performance and injunctive relief without the necessity of proving actual damages. Nothing herein shall in any way release, compromise or waive any rights, remedies, claims or causes of action the Carlyle Parent Entities may have against the Partner for violation of any law.
     7. Blue Pencil: Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.
     8. Entire Agreement: Waivers: Modification. This Agreement is not intended to supercede any existing agreement or understanding that is more protective of each Carlyle Parent Entity than this Agreement and this Agreement is not intended to displace obligations imposed on Partner by law. Subject to the foregoing, this Agreement represents the entire agreement and understanding among the Parties regarding the subject matter hereof, and no extrinsic evidence whatsoever may be introduced to vary the terms of this Agreement. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further, continuing or subsequent waiver of any such provision or as a waiver of an other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude an other or further exercise of any other right, remedy or power provided herein or by law or in equity. This Agreement may not be altered, amended, changed, terminated or modified in any respect except by a written instrument clearly expressing the intent to so modify this Agreement, signed by all Parties.
     9. Governing Law: Jurisdiction: and Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules. The Parties consent to the jurisdiction of the United States District Court for the District of Columbia to adjudicate any disputes arising out of this Agreement. The Parties further agree that, to the extent permitted by law, venue for all disputes arising under or related to this Agreement shall be in the District of Columbia.
     10. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Annex attached hereto.
[Signature Pages Follow]

ANNEX to Non-Competition Agreement
“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on the holder the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity.
“Carlyle Business” means all of the activities of the investment advisory and investment businesses operated under the Carlyle name. For purposes of Sections 1 and 3, “Carlyle Business” shall include only those activities that are a part of such business at the time such person ceases to be a Controlling Partner.
“Carlyle Companies” means the Carlyle Parent Entities and their Subsidiaries.
“Carlyle Partners” means Carlyle Personnel owning equity interests in one or more Partner Holding Companies.
“Carlyle Personnel” means individuals currently or formerly involved on a substantially full time basis in conducting the Carlyle Business or that otherwise provide or have provided significant personal services to the Carlyle Companies.
“Carry” means all carried interests earned in connection with the Carlyle Business.
“Controlling Partner” means (i) as of the date hereof, the Founders, and (ii) as of any future date on which the Founders cease to (x) own a majority of the equity interests in each of the Partner Holding Companies, or (y) control each of the Partner Holding Companies other than International Management Fee Entity, Carlyle Personnel designated by the Partner Holding Companies who collectively own a majority of the equity of each of the Partner Holding Companies, who control each of the Partner Holding Companies other than International Management Fee Entity, who are involved on a substantially full-time basis in conducting the Carlyle Business or are otherwise then currently providing significant personal services to the Carlyle Companies, and who have provided a non-compete agreement. For purposes of the foregoing, to have a majority of the equity means to hold interests that represent more than 50% of the rights to profits, distributions and capital (exclusive of rights with respect to co-investments). “control” means the right (whether by control of a general partnership interest or of sufficient votes to elect a majority of the board of directors, by contract or otherwise, or by other direct or indirect means) to direct and control the management and affairs of the entity in question.
“Fees” means all fee income, however designated (including, without limitation, management, investment advisory and other fees) earned in connection with the Carlyle Business.
“Founders” means William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein.
“Managed Fund” means the Carlyle Parent Entities, the Subsidiaries, or any investment fund managed by any of the Carlyle Parent Entities or any of their Subsidiaries (the “Managed Funds”; for avoidance of doubt, “Managed Funds” includes all co-investment funds).
“Partner Holding Companies” means TCG Holdings, L.L.C., a Delaware limited liability company, TCG Holdings II, L.P., a Delaware limited partnership, TCG Holdings Cayman, L.P., a Cayman Island exempted limited partnership, and TCG Holdings Cayman II, L.P., a Cayman Island exempted limited partnership (together with each of their successors).
“Subsidiary” means (a) any corporation, association or other business entity of which more than 50% of the Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by a Carlyle Parent Entity or one or more of the other Subsidiaries of a Carlyle Parent Entity (or a combination thereof) and (b) any partnership or limited liability company a general partner or a managing general partner or a managing member of which is a Carlyle Parent Entity or a Subsidiary of a Carlyle Parent Entity; but does not include the “portfolio companies” owned by Managed Funds (“Portfolio Companies”). For avoidance of doubt, “Subsidiaries” includes Managed Funds.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TC GROUP, L.L.C., a Delaware limited liability company

By:	TCG Holdings, L.L.C., its managing member

By: /s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director

	Dated:	2/1/2001

TC GROUP INVESTMENT HOLDINGS, L.P., a Delaware limited partnership

By:	TCG Holdings II, L.P., its general partner

By: DBD Investors V, L.L.C., its general partner

By: /s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Managing Director

TC GROUP CAYMAN, L.P., a Cayman Islands exempted limited partnership

By:	TCG Holdings Cayman, L.P., its general partner

By: Carlyle Offshore Partners II, Ltd., its general partner

By: /s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director
[SIGNATURE PAGE — NONCOMPETE (Conway)]

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P., a Cayman Islands exempted limited partnership

By:	TCG Holdings Cayman II, L.P., its general partner

By: DBD Cayman, Ltd., its general partner

By: /s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

PARTNER:

/s/ William E. Conway, Jr.
William E. Conway, Jr.

Dated: 2/1/2001
[SIGNATURE PAGE — NONCOMPETE (Conway)]